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                                                                  EXHIBIT 3.1(a)

                               STATE OF TENNESSEE
                                    * * * * *
                     SECOND AMENDED AND RESTATED CHARTER OF
                           KING PHARMACEUTICALS, INC.

         Pursuant to the provisions of Section 48-20-107 of the Tennessee Business Corporation Act, Tennessee Code Annotated, the undersigned Corporation hereby adopts the following Second Amended and Restated Charter:

         1. Name. The name of the Corporation is: KING PHARMACEUTICALS, INC.

         2. Authorized Shares. (a)The total number of shares of common stock that the Corporation shall have authority to issue is 150,000,000, no par value (the "Common Stock"). The total number of shares of preferred stock that the Corporation shall have authority to issue is 15,000,000, no par value per share (the "Preferred Stock").

         (b) The common Stock shall rank junior to the Preferred Stock in right of payment of dividends and upon liquidation and is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as provided herein or in any resolutions or resolutions or adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of subparagraph (c) of this Paragraph 2.

         (c) Authority is hereby expressly vested in the Board of Directors of the Corporation, subject to the provisions of this Paragraph 2 and to the limitations prescribed by law, to authorize the issuance from time to time of one or more series of Preferred Stock. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following by resolution or resolutions adopted by the affirmative vote of a majority of the total number of the directors then in office:

         (i)   The designation of such series;

         (ii) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of the Corporation's capital stock, and whether such dividends shall be cumulative or noncumulative;

         (iii) Whether the shares of such series shall be subject to redemption for cash, property or rights, including securities of any other corporation by the Corporation, or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices, rates, adjustments and other terms and conditions of such redemptions;




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         (iv)   The terms and amount of any sinking fund provided for the
purchase or redemption of the shares of such series;

         (v) Whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation's capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments and other terms and conditions of such conversions or exchanges;

         (vi) The restrictions, if any, on the issue or reissue of any additional series of Preferred Stock;

         (vii) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

         (viii) The provisions as to voting, optional and/or other special rights and preferences, if any, including, without limitation, the right to elect one or more directors.

         3. Registered Office. The address of the Corporation's registered office in the State of Tennessee shall be 501 Fifth Street, Bristol, Tennessee 37620, Sullivan County.

         4. Registered Agent. The name of the registered agent at that office is John A.A. Bellamy.

         5. Principal Office. The address of the principal office of the Corporation is 501 Fifth Street, Bristol, Tennessee 37620, Sullivan County.

         6. Board of Directors. The number of directors shall be fixed by resolution of the Board of Directors. The directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Membership in such classes shall be as nearly equal in number as possible. The term of office of the initial Class I directors shall expire at the annual election of directors by shareholders of the Corporation in 1998, the term of office of the initial Class II directors shall expire at the annual election of directors by shareholders of the Corporation in 1999, the term of office of the initial Class III directors shall expire at the annual election of directors by shareholders of the Corporation in 2000, or thereafter when their respective successors in each case are elected by the shareholders and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office with or without cause. At each succeeding annual election of directors by the shareholders of the Corporation beginning in 1997, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual election of directors by the shareholders of the Corporation, or thereafter when their respective successors in each case are elected by the shareholders and qualified. If the number of directors is changed, any increase or decrease shall be




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apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

         7. For Profit; Duration. The Corporation is for profit and its duration shall be perpetual.

         8. Director Liability. No director of the Corporation shall have or owe any personal liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, that such provision shall not eliminate or limit the liability of a director:

                  a. For any breach of the director's duty of loyalty to the Corporation or its shareholders;

                  b. For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

                  c. Under Tennessee Code Annotated Section 48-18-304, as such provision may be amended from time to time.

         9. Indemnification. Each director, officer, and employee of the Corporation shall be entitled to all indemnification rights and protections now or hereafter available under applicable Tennessee law.

         10. Section 6 and this Section 10 of this Second Amended and Restated Charter and Sections 2 and 6 of Article I and Section 3 of Article II of the Amended and Restated Bylaws of the Corporation shall not be altered, amended or repealed by, and no provision inconsistent therewith shall be adopted by, the shareholders without the affirmative vote of the holders of at least 80% of the Common Stock, voting together as a single class.

         11. These amendments shall be effective as of the filing of this Second Amended and Restated Charter.

         12. This restatement contains amendments requiring shareholder approval and these amendments were duly adopted by the shareholders at a meeting duly called on the 14th day of November, 1997.





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         The undersigned submits this Second Amended and Restated Charter of
King Pharmaceuticals, Inc., to the State of Tennessee with the right, powers and privileges herein declared.

         Dated: November 14, 1997
                                    KING PHARMACEUTICALS, INC.

                                    By:
                                       -----------------------------------------
                                         John A. A. Bellamy
                                            Executive Vice President and General
                                            Counsel






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                   CERTIFICATE OF AMENDED AND RESTATED CHARTER

         Pursuant to the provisions of Tennessee Code Annotated ss.48-20-107, the undersigned, does hereby submit the attached Second Amended and Restated Charter of King Pharmaceuticals, Inc. (the "Corporation") for filing on behalf of the Corporation and does hereby certify as follows:

         1. The name of the Corporation is: KING PHARMACEUTICALS, INC.

         2. The Second Amended and Restated Charter contains amendments to the Charter which were approved by the shareholders of the Corporation at a duly called meeting on November 14, 1997. The Second Amended and Restated Charter amends the Charter by deleting Article 2 in its entirety and substituting in lieu thereof the following:

                  2. Authorized Shares. (a)The total number of shares of common stock that the Corporation shall have authority to issue is 150,000,000, no par value (the "Common Stock"). The total number of shares of preferred stock that the Corporation shall have authority to issue is 15,000,000, no par value per share (the "Preferred Stock").

                  (b) The Common Stock shall rank junior to the Preferred Stock in right of payment of dividends and upon liquidation and is subject to al the powers, rights, privileges, preferences and priorities of the Preferred Stock as provided herein or in any resolutions or resolutions or adopted by the board of directors pursuant to authority expressly vested in it by the provisions of subparagraph (c) of this Paragraph 2.

                  (c) Authority is hereby expressly vested in the board of directors of the Corporation, subject to the provisions of this Paragraph 2 and to the limitations prescribed by law, to authorize the issuance from time to time of one or more series of Preferred Stock. The authority of the board of directors with respect to each series shall include, but not be limited to, the determination or fixing of the following by resolution or resolutions adopted by the affirmative vote of a majority of the total number of the directors then in office:

                  (i)   The designation of such series;

                  (ii) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bar to the dividends payable on any other class or classes or series of the Corporation's capital stock, and whether such dividends shall be cumulative or noncumulative;

                  (iii) Whether the shares of such series shall be subject to redemption for cash, property or rights, including securities of any other corporation, by the Corporation, or upon




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         the happening of a specified event, and, if made subject to any such redemption, the times or events, prices, rates, adjustments and other terms and conditions of such redemptions;

                  (iv) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

                  (v) Whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of the corporation's capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments and other terms and conditions of such conversions or exchanges;

                  (vi) The restrictions, if any, on the issue or reissue of any additional Preferred Stock;

                  (vii) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

                  (viii) The provisions as to voting, optional and/or other special rights and preferences, if any, including, without limitation, the right to elect one or more directors.

         3. The Second Amended and Restated Charter further amends the Charter by adding the following:

                  6. Board of Directors. The number of directors shall be fixed by resolution of the Board of Directors. The directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Membership in such classes shall be as nearly equal in number as possible. The term of office of the initial Class I directors shall expire at the annual election of directors by shareholders of the Corporation in 1998, the term of office of the initial Class II directors shall expire at the annual election of directors by shareholders of the Corporation in 1999, the term of office of the initial Class III directors shall expire at the annual election of directors by shareholders of the Corporation in 2000, or thereafter when their respective successors in each case are elected by the shareholders and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office with or without cause. At each succeeding annual election of directors by the shareholders of the Corporation beginning in 1997, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual election of directors by the shareholders of the Corporation, or thereafter when their respective successors in each case are elected by the shareholders and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of




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         directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

         4. The Second Amended and Restated Charter further amends the Charter by adding the following:


                  10. Section 6 and this Section 10 of this Second Amended and Restated Charter and Sections 2 and 6 of Article I and Section 3 of
         Article II of the Amended and Restated Bylaws of the Corporation shall not be altered, amended or repealed by, and no provision inconsistent therewith shall be adopted by, the shareholders without the affirmative vote of the holders of at least 80% of the Common Stock, voting together as a single class.

         5. The Amendments were duly adopted by the Board of Directors of the Corporation at a duly called meeting held on October 15, 1997 and by the shareholders at a duly called meeting on November 14, 1997.

                                    KING PHARMACEUTICALS, INC.


                                    By:
                                       -----------------------------------------
                                             John A.A. Bellamy
                                             Executive Vice President and
                                             General Counsel